Ex(a)(1)(B)
Letter of Transmittal
To Tender Ordinary Shares
of
TARO PHARMACEUTICAL INDUSTRIES LTD.
Pursuant to the Offer to Purchase Dated June 30, 2008
of
ALKALOIDA CHEMICAL COMPANY EXCLUSIVE GROUP LTD.
a subsidiary of
SUN PHARMACEUTICAL INDUSTRIES LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JULY 28, 2008, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

COMPUTERSHARE

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare c/o Voluntary Corporate Actions 250 Royall Street Canton, MA 02021

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL. IF APPLICABLE TO YOU, MAKE SURE YOU COMPLETE (1) THE DECLARATION FORM (“DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES”) INCLUDED HEREIN TO PREVENT ISRAELI WITHHOLDING TAX OF 20% IN THE CASE OF INDIVIDUALS, AND 25% IN THE CASE OF CORPORATIONS AND/OR (2) SUBSTITUTE FORM W-9 INCLUDED HEREIN OR THE APPROPRIATE IRS FORM W-8, AS APPLICABLE, TO PREVENT U.S. BACKUP WITHHOLDING TAX OF 28%, IN EACH CASE, ON ANY PAYMENT PAYABLE TO YOU PURSUANT TO THE OFFER.

SUBJECT TO APPLICABLE LAW, THE OFFER IS NOT BEING MADE TO (NOR WILL TENDER OF ORDINARY SHARES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR THE ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

DESCRIPTION OF ORDINARY SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s)
(Please fill in, if blank, exactly as name(s)	Share Certificate(s) and Share(s) Tendered
appear(s) on Share Certificate(s))	(Attach additional list, if necessary)
Total Number of
Ordinary Shares
	Share Certificate	Evidenced By Share	Number of Ordinary
	Number(s)*	Certificate(s)*	Shares Tendered**

Total Ordinary Shares

* Need not be completed by shareholders delivering Ordinary Shares by book-entry transfer.
** Unless otherwise indicated, it will be assumed that all Ordinary Shares evidenced by each Share Certificate delivered to the Depositary are being tendered hereby. See Instruction 4.

This Letter of Transmittal is to be completed by shareholders of Taro Pharmaceutical Industries Ltd. either if certificates evidencing Ordinary Shares (as defined below) are to be forwarded herewith or if delivery of Ordinary Shares is to be made by book-entry transfer to an account maintained by the Depositary at the Book-Entry Transfer Facility (as defined in Section 2 of the Offer to Purchase and pursuant to the procedures set forth in Section 3 of the Offer to Purchase). Delivery of documents to a Book-Entry Transfer Facility does not constitute delivery to the Depositary.

Shareholders whose certificates evidencing Ordinary Shares (“Share Certificates”) are not immediately available or who cannot deliver their Share Certificates and all other documents required hereby to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or who cannot complete the procedure for delivery by book-entry transfer on a timely basis and who wish to tender their Ordinary Shares must do so pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. See Instruction 2.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

☐	CHECK HERE IF ORDINARY SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF ORDINARY SHARES ARE BEING TENDERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s)

Window Ticket No. (if any)

Date of Execution of Notice of Guaranteed Delivery

Name of Institution that Guaranteed Delivery

If delivery is by book-entry transfer, give the following information:

Account Number:

Transaction Code Number:

IMPORTANT: This Letter of Transmittal (or manually signed facsimile of this Letter of Transmittal), properly completed and duly executed (together with any required signature guarantees (or, in the case of a book-entry transfer, an agent’s message) and certificates or confirmation of book-entry transfer and all other required documents) must be received by the Depositary prior to 12:00 midnight, New York City time, on the Expiration Date. Delivery of this Letter of Transmittal to an address, or transmission of instructions via a facsimile number, other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:

The undersigned hereby tenders to Alkaloida Chemical Company Exclusive Group Ltd. (“Purchaser”), a Hungarian company and a subsidiary of Sun Pharmaceutical Industries Ltd. (“Sun”), an Indian company, the Ordinary Shares, nominal (par) value NIS 0.0001 per share (“Ordinary Shares”), of Taro Pharmaceutical Industries Ltd. (the “Company”), an Israeli corporation, pursuant to Purchaser’s offer to purchase all Ordinary Shares at $7.75 per share, net to the seller in cash (subject to applicable withholding taxes), without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated as of June 30, 2008 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements hereto or thereto, collectively constitute the “Offer”). The undersigned understands that Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to accept for payment all or any portion of Ordinary Shares tendered pursuant to the Offer. The undersigned understands that subject to the limited exceptions set out in the Offer, all Ordinary Shares accepted for payment in the Offer will be deposited in an irrevocable trust governed by Israeli law (the “Trust”) and administered by Ubank Trust Company Ltd., the trustee of the Trust (the “Trustee”).

Upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment), and subject to, and effective upon, acceptance for payment of Ordinary Shares tendered herewith, in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of the Trustee all right, title and interest in and to all Ordinary Shares that are being tendered hereby and all dividends, distributions (including, without limitation, distributions of additional Ordinary Shares) and rights declared, paid or distributed in respect of such Ordinary Shares on or after the date of the Offer to Purchase (collectively, “Distributions”) and irrevocably appoints designees of the Trustee the true and lawful agent and attorney-in-fact of the undersigned with respect to such Ordinary Shares (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver Share Certificates evidencing such Ordinary Shares (and all Distributions), or transfer ownership of such Ordinary Shares (and all Distributions) on the account books maintained by the Book-Entry Transfer Facility, together, in either case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Trustee, (ii) present such Ordinary Shares (and all Distributions) for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Ordinary Shares (and all Distributions), all in accordance with the terms of the Offer.

By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints the designees of the Trustee as agents, attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote in such manner as such agents, attorneys-in-fact and proxies or his/her substitute shall, in accordance with the Trust Deed (as defined in the Offer to Purchase), deem proper and otherwise act (by written consent or otherwise) with respect to all Ordinary Shares tendered hereby which have been accepted for payment by Purchaser prior to the time of such vote (and with respect to any and all other Ordinary Shares or other securities issued or issuable in respect of such Ordinary Shares on or after the date of the Offer to Purchase) or other action and all Ordinary Shares and other securities issued in Distributions in respect of such Ordinary Shares, which the undersigned is entitled to vote at any meeting of shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise. This proxy and power of attorney is coupled with an interest in Ordinary Shares tendered hereby, is irrevocable and is granted in consideration of, and is effective upon the acceptance for payment of such Ordinary Shares by Purchaser in accordance with other terms of the Offer. Such acceptance for payment shall automatically revoke, without further action, all other proxies and powers of attorney granted by the undersigned at any time with respect to such Ordinary Shares (and all Ordinary Shares and other securities issued in Distributions in respect of such Ordinary Shares), and no subsequent proxies, powers of attorney, consents or revocations may be given by the undersigned with respect thereto (and if given will not be deemed effective). The undersigned understands that, in order for Ordinary Shares or Distributions to be deemed validly tendered, immediately upon Purchaser’s acceptance of such Ordinary Shares for payment, the designees of the Trustee must be able to exercise, with respect to the Ordinary Shares for which the appointment is effective, in accordance with the Trust Deed, all voting and other rights with respect to such Ordinary Shares (and any and all Distributions), including, without limitation, all voting and other rights of the undersigned as they may deem proper at any annual or special meeting of the Company’s shareholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer Ordinary Shares tendered hereby and all Distributions, that when such Ordinary Shares are accepted for payment by Purchaser, the Trustee will acquire good, marketable and unencumbered title thereto and to all Distributions, not in violation of any voting trust, proxy or other agreements or understanding (including options or rights of first offer or first refusal) with respect to the voting, purchase, sale or other disposition of the Ordinary Shares, free and clear of all liens, restriction, charges encumbrances, options, preemptive or subscription rights, rights of first offer or first refusal or similar rights, or other contracts, arrangements or understanding thereto and that none of such Ordinary Shares and Distributions will be subject to any adverse claim. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of Ordinary Shares tendered hereby and all Distributions. In addition, the undersigned shall remit and transfer promptly to the Depositary for the account of the Trustee all Distributions in respect of Ordinary Shares tendered hereby, accompanied by appropriate documentation of transfer, and pending such remittance and transfer or appropriate assurance thereof, the Trustee shall be entitled to all rights and privileges as owner of each such Distribution and Purchaser may withhold the entire purchase price of Ordinary Shares tendered hereby, or deduct from such purchase price, the amount or value of such Distribution as determined by Purchaser in its sole discretion. The undersigned acknowledges that Purchaser reserves the right to require that, in order for Ordinary Shares to be deemed validly tendered, immediately upon Purchaser’s payment for such Ordinary Shares, Trustee must be able to exercise full voting rights with respect to such Ordinary Shares. If following expiration of the Offer and consummation of the Option Agreement (as defined in the Offer to Purchase), Purchaser and its affiliates would beneficially own more than 95% of the total number of Ordinary Shares, then no Founders’ Shares or Ordinary Shares will be deposited in the Trust. Rather, all such shares will be transferred to Purchaser, and, as such, all powers specified above would apply to Purchaser and not to the Trustee.

No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that the valid tender of Ordinary Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the Instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer. Purchaser’s acceptance of such Ordinary Shares for payment will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer (and, if the Offer is extended or amended, the terms or conditions of any such extension or amendment).

Unless otherwise indicated below in the box entitled “Special Payment Instructions”, please issue the check for the purchase price of all Ordinary Shares purchased and return all Share Certificates evidencing Ordinary Shares not tendered or not accepted for payment in the name(s) of the registered holder(s) appearing above under “Description of Ordinary Shares Tendered”. Similarly, unless otherwise indicated below in the box entitled “Special Delivery Instructions”, please mail the check for the purchase price of all Ordinary Shares purchased and return all Share Certificates evidencing Ordinary Shares not tendered or not accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above under “Description of Shares Tendered” on the reverse hereof. In the event that the boxes below entitled “Special Payment Instructions” and “Special Delivery Instructions” are both completed, please issue the check for the purchase price of all Ordinary Shares purchased and return all Share Certificates evidencing Ordinary Shares not tendered or not accepted for payment in the name(s) of, and deliver such check and return such Share Certificates (and any accompanying documents, as appropriate) to, the person(s) so indicated. Unless otherwise indicated below in the box entitled “Special Payment Instructions”, please credit any Ordinary Shares tendered hereby and delivered by book-entry transfer that are not accepted for payment by crediting the account at the Book-Entry Transfer Facility designated above. The undersigned recognizes that Purchaser has no obligation, pursuant to the Special Payment Instructions, to transfer any Ordinary Shares from the name of the registered holder(s) thereof if Purchaser does not accept for payment any Ordinary Shares tendered hereby.

IF ANY SHARE CERTIFICATES REPRESENTING ORDINARY SHARES THAT YOU OWN HAVE BEEN LOST, STOLEN OR DESTROYED, SEE INSTRUCTION 2.

SHAREHOLDERS: SIGN HERE

(Please complete a Substitute Form W-9, the appropriate IRS Form W-8, and/or a Declaration Form
(Declaration of Status for Israeli Income Tax Purposes), as applicable.
See “IMPORTANT TAX INFORMATION”.)

Signature(s) of Holder(s)

Dated:  , 2008.

(Must be signed by registered holder(s) exactly as name(s) appear(s) on Share Certificates or on a security position listing by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 5.)

Name(s):
Please Print

Capacity (full title):

Address:

Include Zip Code

Daytime Area Code and Telephone No:

Taxpayer Identification or

Social Security No.:
(See Substitute Form W-9 below)

GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 5)

FOR USE BY FINANCIAL INSTITUTIONS ONLY.
Financial Institutions: Place Medallion Guarantee in Space Below

FOR USE BY DEPOSITARY/ PURCHASER ONLY.
By power-of-attorney from Purchaser, the Depositary
hereby sets its corporate seal to indicate acceptance of the tendered
Ordinary Shares by Purchaser:

If you wish that the check for the purchase price of the Ordinary Shares and the certificate evidencing Ordinary Shares not tendered or not purchased be issued in the name of someone other than the record holder(s) of the Ordinary Shares, please complete the “Special Payment Instructions” below. If the check for the purchase price of the tendered Ordinary Shares and the certificate evidencing Ordinary Shares not tendered or not purchased are to be registered in the name of anyone other than the registered holder or mailed to any person(s) other than the person(s) signing this Letter of Transmittal, the certificate(s) must be endorsed and signatures guaranteed.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the check for the purchase price of Ordinary Shares and Share Certificates evidencing Ordinary Shares not tendered or not purchased are to be issued in the name of someone other than the undersigned.

Issue Check and Share Certificate(s) to:

Name:
(Please Print)

Address:

(Zip Code)

(Tax Identification or Social Security Number)
(See Substitute Form W-9 below)

Account Number:

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the check for the purchase price of Ordinary Shares purchased and Share Certificates evidencing Ordinary Shares not tendered or not purchased are to be mailed to someone other than the undersigned, or the undersigned at an address other than that shown under “Description of Ordinary Shares Tendered”.

Mail Check and Share Certificate(s) to:

Name:
(Please Print)

Address:

(Zip Code)

(Tax Identification or Social Security Number)
(See Substitute Form W-9 below)

GENERAL INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures.  All signatures on this Letter of Transmittal must be guaranteed by a firm which is a member of the Security Transfer Agent Medallion Signature Program, or by any other “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing being an “Eligible Institution”) unless (i) this Letter of Transmittal is signed by the registered holder(s) of Ordinary Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Ordinary Shares) tendered hereby and such holder(s) has (have) not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on the reverse hereof or (ii) such Ordinary Shares are tendered for the account of an Eligible Institution. See Instruction 5.

2. Delivery of Letter of Transmittal and Share Certificates.  This Letter of Transmittal is to be used either if Share Certificates are to be forwarded herewith or if tenders are to be made pursuant to the procedures for tenders by book-entry transfer pursuant to the procedure set forth in Section 3 of the Offer to Purchase. Share Certificates evidencing all physically tendered Ordinary Shares, or a confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Ordinary Shares delivered by book-entry transfer, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth below prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or the expiration of a subsequent offering period, if applicable. If Share Certificates are forwarded to the Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery. Shareholders whose Share Certificates are not immediately available, who cannot deliver their Share Certificates and all other required documents to the Depositary prior to the Expiration Date or who cannot complete the procedure for delivery by book-entry transfer on a timely basis may tender their Ordinary Shares pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by Purchaser, must be received by the Depositary prior to the Expiration Date; and (iii) the Share Certificates evidencing all physically delivered Ordinary Shares in proper form for transfer by delivery, or a confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Ordinary Shares delivered by book-entry transfer, in each case together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees (or in the case of a book-entry transfer, an Agent’s Message (as defined in Section 2 of the Offer to Purchase)) and any other documents required by this Letter of Transmittal, must be received by the Depositary within three Nasdaq National Market trading days after the date of execution of such Notice of Guaranteed Delivery, all as described in Section 3 of the Offer to Purchase.

The method of delivery of this Letter of Transmittal, Share Certificates and all other required documents, including delivery through the Book-Entry Transfer Facility, is at the option and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Ordinary Shares will be determined by Purchaser, in its sole discretion. This determination will be final and binding on all parties. Purchaser reserves the absolute right to reject any or all tenders that it determines not to be in proper form or the acceptance for payment of which may be unlawful. Purchaser also reserves the absolute right, in its sole discretion, to waive any defect or irregularity in any tender of Ordinary Shares of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders. A tender of Ordinary Shares will not have been made until all defects and irregularities have been cured or waived. None of Purchaser, the Depositaries, the Information Agent, Purchaser’s legal counsel or any other person will be under any duty to give notification of any defects or irregularities in tenders of Ordinary Shares or incur any liability for failure to give any notification. Purchaser’s interpretation of the terms of, and conditions to, the Offer (including this Letter of Transmittal and the instructions thereto) will be final and binding.

No alternative, conditional or contingent tenders will be accepted and no fractional Ordinary Shares will be purchased. By execution of this Letter of Transmittal (or a manually signed facsimile hereof), all tendering shareholders waive any right to receive any notice of the acceptance of their Ordinary Shares for payment.

If any Share Certificate has been lost, destroyed or stolen, the shareholder should promptly notify the Depositary. The shareholder then will be instructed as to the steps that must be taken in order to replace the Share Certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed Share Certificates have been followed.

3. Inadequate Space.  If the space provided under “Description of Ordinary Shares Tendered” is inadequate, the Share Certificate numbers, the number of Ordinary Shares evidenced by such Share Certificates and the number of Ordinary Shares tendered should be listed on a separate signed schedule and attached hereto.

4. Partial Tenders (not applicable to shareholders who tender by book-entry transfer).  If fewer than all Ordinary Shares evidenced by any Share Certificate delivered to the Depositary herewith are to be tendered hereby, fill in the number of Ordinary Shares that are to be tendered in the box entitled “Number of Ordinary Shares Tendered”. In such cases, new Share Certificate(s) evidencing the remainder of Ordinary Shares that were evidenced by the Share Certificates delivered to the Depositary herewith will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the box entitled “Special Delivery Instructions” on the reverse hereof, as soon as practicable after the Expiration Date or the termination of the Offer. All Ordinary Shares evidenced by Share Certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5. Signatures on Letter of Transmittal; Stock Powers and Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of Ordinary Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Share Certificates evidencing such Ordinary Shares without alteration, enlargement or any other change whatsoever.

If any Ordinary Shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

If any Ordinary Shares tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Ordinary Shares.

If this Letter of Transmittal is signed by the registered holder(s) of Ordinary Shares tendered hereby, no endorsements of Share Certificates or separate stock powers are required, unless payment is to be made to, or Share Certificates evidencing Ordinary Shares not tendered or not accepted for payment are to be issued in the name of, a person other than the registered holder(s). If the Letter of Transmittal is signed by a person other than the registered holder(s) of the Share Certificate(s) evidencing Ordinary Shares tendered, the Share Certificate(s) tendered hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such Share Certificate(s). Signatures on such Share Certificate(s) and stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any Share Certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of such person’s authority so to act must be submitted.

6. Stock Transfer Taxes.  Except as otherwise provided in this Instruction 6, Purchaser will pay all stock transfer taxes with respect to the sale and transfer of any Ordinary Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price of any Ordinary Shares purchased is to be made to, or Share Certificate(s) evidencing Ordinary Shares not tendered or not accepted for payment are to be issued in the name of, any person other than the registered holder(s) or if tendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), or such other person, or otherwise) payable on account of the transfer to such other person will be deducted from the purchase price of such Ordinary Shares purchased, unless evidence satisfactory to Purchaser of the payment of such taxes, or exemption therefrom, is submitted.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Share Certificates evidencing Ordinary Shares tendered hereby.

7. Special Payment and Delivery Instructions.  If a check for the purchase price of any Ordinary Shares tendered hereby is to be issued in the name of, and/or Share Certificate(s) evidencing Ordinary Shares not tendered or not accepted for payment are to be issued in the name of and/or returned to, a person other than the person(s) signing this Letter of Transmittal or if such check or any such Share Certificate is to be sent to a person other than the signor of this Letter of Transmittal or to the person(s) signing this Letter of Transmittal but at an address other than that shown in the box entitled “Description of Ordinary Shares Tendered” on the reverse hereof, the appropriate boxes herein must be completed.

8. Questions and Requests for Assistance or Additional Copies.  Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses or telephone numbers set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and the Declaration of Status for Israeli Income Tax Purposes may be obtained from the Information Agent.

9. Substitute Form W-9, IRS Form W-8.  Each shareholder who is a U.S. person for U.S. federal income tax purposes and whose Ordinary Shares are purchased pursuant to the Offer is required to provide the Depositary with a correct Taxpayer Identification Number (“TIN”), generally such shareholder’s social security or employer identification number, on the Substitute Form W-9 (provided herein) and certify under penalties of perjury that such number is correct and that such shareholder is not subject to backup withholding of U.S. federal income tax. If a shareholder has been notified by the Internal Revenue Service (“IRS”) that such shareholder is subject to backup withholding, such shareholder must cross out item (2) of Part III of the Substitute Form W-9, unless such shareholder has since been notified by the IRS that such shareholder is no longer subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject such shareholder to a $50 penalty imposed by the IRS and backup withholding of U.S. federal income tax at a 28% rate on payments made to such shareholder in exchange for tendered Ordinary Shares. If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such shareholder should write “Applied For” in the space provided for the TIN in Part I of the Substitute Form W-9. If “Applied For” is written in Part I and the Depositary is not provided with a TIN within 60 days, the Depositary will withhold 28% of all payments that such shareholder is otherwise entitled to receive in exchange for tendered Ordinary Shares.

Each shareholder who is not a U.S. person for U.S. federal income tax purposes must complete and submit the appropriate IRS Form W-8 (IRS Form W-8BEN for non-U.S. individuals) in order to be exempt from backup withholding of U.S. federal income tax on payments with respect to tendered Ordinary Shares. The appropriate IRS Form W-8 may be obtained from the Depositary or by accessing the IRS website at www.irs.gov.

10. Declaration Form (“Declaration of Status for Israeli Income Tax Purposes”).  Each holder surrendering certificates for payment who is eligible for an exemption from Israeli withholding tax, as described in Section 5 of the Offer to Purchase, is required to complete the Declaration Form included in this letter. See also “Important Tax Information” below and the instructions to the Declaration Form. Each holder must date and sign the Declaration Form in the spaces indicated. Failure to provide the information on the form may subject the holder to Israeli income tax withholding at the rate of 20% of the purchase price in the case of individuals and 25% of the purchase price in the case of corporations.

Important: This Letter of Transmittal (or manually signed facsimile hereof), properly completed and duly executed (together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message) and Share Certificates or confirmation of book-entry transfer and all other required documents) or a properly completed and duly executed Notice of Guaranteed Delivery must be received by the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) or the expiration of a subsequent offering period, if applicable.

IMPORTANT TAX INFORMATION

United States

Under U.S. federal income tax law, a shareholder who is a U.S. person for U.S. federal income tax purposes and whose tendered Ordinary Shares are accepted for payment is generally required to provide the Depositary (as payor) with such shareholder’s correct TIN on the Substitute Form W-9 provided herewith. If such shareholder is an individual, the TIN generally is such shareholder’s social security number. If the Depositary is not provided with the correct TIN, such shareholder may be subject to a $50 penalty imposed by the IRS and payments that are made to such shareholder with respect to Ordinary Shares purchased pursuant to the Offer may be subject to backup withholding of U.S. federal income tax at a rate of 28%. In addition, if such shareholder makes a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making such statement, a $500 penalty may also be imposed by the IRS.

Certain shareholders (including, among others, corporations and certain non-U.S. individuals) are not subject to these backup withholding and reporting requirements. In order for a shareholder who is not a U.S. person for U.S. federal income tax purposes to qualify as an exempt recipient, such shareholder must provide the Depositary with an appropriate IRS Form W-8 (IRS Form W-8BEN for non-U.S. individuals), signed under penalties of perjury, attesting to such shareholder’s exempt status. The appropriate IRS Form W-8 may be obtained from the Depositary or by accessing the IRS website at www.irs.gov. Exempt holders, other than non-U.S. persons, should complete a Substitute Form W-9 and furnish their TIN and write “EXEMPT” on the face of the Substitute Form W-9. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions. Shareholders should consult their own tax advisors as to the qualification for exemption from backup withholding and the procedure for obtaining such exemption, including the appropriate IRS Form W-8 in light of such shareholder’s circumstances.

If backup withholding applies, the Depositary is required to withhold 28% of any payments made to the shareholder in exchange for tendered Ordinary Shares. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability, if any, of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained if the required information is timely furnished to the IRS.

Purpose of Substitute Form W-9.  To prevent backup withholding of U.S. federal income tax on payments that are made to a shareholder who is a U.S. person for U.S. federal income tax purposes with respect to Ordinary Shares purchased in the Offer, such shareholder is required to notify the Depositary of such shareholder’s correct TIN by completing the Substitute Form W-9 certifying that (a) the TIN provided on the Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN), (b)(i) such shareholder is exempt from backup withholding, (ii) such shareholder has not been notified by the IRS that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified such shareholder that the shareholder is no longer subject to backup withholding, and (c) such shareholder is a U.S. person (including a U.S. resident alien).

What Number to Give the Depositary.  Each shareholder who is a U.S. person for U.S. federal income tax purposes is required to give the Depositary the TIN (e.g., social security number or employer identification number) of the record holder of tendered Ordinary Shares. If shares are in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report. If the holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the shareholder should write “Applied For” in the space provided for the TIN in Part I of the Substitute Form W-9. If “Applied For” is written in Part I and the Depositary is not provided with a TIN within 60 days, the Depositary will withhold 28% of all payments that such shareholder is otherwise entitled to receive in exchange for tendered Ordinary Shares.

Israel

The gross proceeds payable to any tendering shareholder in the Offer will generally be subject to Israeli withholding tax at the rate of 20% of the purchase price in the case of individuals and 25% of the purchase price in the case of corporations. Sun and its affiliates have obtained an approval from the Israeli Tax Authority (the “ITA”), with respect to the withholding tax rates applicable to certain shareholders as a result of the purchase of shares in the Offer. The approval provides, among other things, that:

(1) tendering shareholders who acquired their Ordinary Shares after the Company’s initial public offering in 1961, who certify that they are NOT Israeli residents for purposes of the Israeli Income Tax Ordinance [New Version], 5721-1961 (the “Ordinance”) (and, in the case of a corporation, that no Israeli residents (x) hold 25% or more of the means of control of such corporation or (y) are the beneficiaries of, or entitled to, 25% or more of the revenues or profits of such corporation, whether directly or indirectly), and who hold their Ordinary Shares directly or through a foreign (non-Israeli) broker or financial institution, will not be subject to Israeli withholding tax, and

(2) payments to be made to tendering shareholders who acquired their Ordinary Shares after the Company’s initial public offering in 1961 and who hold their Ordinary Shares through an Israeli broker or Israeli financial institution will be made by Purchaser without any Israeli withholding at source, and the relevant Israeli broker or Israeli financial institution will withhold Israeli tax, if any, as required by Israeli law.

The approval does not address shareholders who are not described in clauses (1) and (2) above, and therefore they will be subject to Israeli withholding tax, as required by Israeli law, at the applicable rate (20% in the case of individuals and 25% in the case of corporations) on the gross proceeds payable to them pursuant to the Offer.

The Israeli withholding tax is not an additional tax. Rather, the Israeli income tax liability of shareholders subject to Israeli withholding will be reduced by the amount of Israeli tax withheld. If Israeli withholding tax results in an overpayment of Israeli taxes, the shareholder may apply to the ITA in order to obtain a refund. However, Purchaser cannot assure you whether and when the ITA will grant such refund.

Purpose of Declaration Form.  To prevent withholding of Israeli income tax on payments that are made to a shareholder with respect to shares purchased in the Offer, each shareholder is required to notify the Depositary of such shareholder’s exemption by completing and signing the Declaration Form included in this letter. The Declaration Form should be completed by holders of Ordinary Shares, who are either: (i) NOT “residents of Israel” for purposes of the Ordinance, or (ii) a bank, broker or financial institution that are “residents of Israel” within the meaning of that term in Section 1 of the Ordinance, holding Ordinary Shares solely on behalf of beneficial shareholder(s), and are subject to the provisions of the Ordinance and regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made to them with respect to Ordinary Shares tendered by such beneficial shareholder(s) and accepted for payment by Purchaser pursuant to the Offer.

The foregoing description of certain tax withholding is only a summary and is qualified by all the terms of, and conditions to, the Offer set forth in the Offer to Purchase. In this respect, you are urged to read Section 5 of the Offer to Purchase.

TO BE COMPLETED BY ALL TENDERING SHAREHOLDERS WHO ARE U.S. PERSONS

PAYOR’S NAME: COMPUTERSHARE

Payee’s Name:

Payee’s Business Name (if different from above):

Payee’s Address:

Mark Appropriate	☐ Limited Liability Company	☐ Individual/Sole	☐ Corporation	☐ Partnership	☐ Other

Box:	Enter appropriate tax classification ___ disregarded entity ___ corporation ___ partnership	Proprietor

SUBSTITUTE Form W-9	Part I — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	TIN: Social Security Number or Employer Identification Number

Department of the Treasury Internal Revenue Service
Part II — For Payees exempt from backup withholding, write “Exempt” here and sign and date below. (See the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein).
Payor’s Request for Taxpayer Identification Number (“TIN”) and Certification
Part III — Certification — Under penalties of perjury, I certify that:
(1)  The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me); and
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item (2) of Part III above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see the instructions in the enclosed Guidelines.)
SIGNATURE: DATE:

NOTE:  FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN UNITED STATES BACKUP WITHHOLDING OF 28% OF ANY PAYMENT MADE TO YOU WITH RESPECT TO ORDINARY SHARES TENDERED. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER OF SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTE:  YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING A TAXPAYER IDENTIFICATION NUMBER.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that, if I do not provide a taxpayer identification number by the time of payment or within 60 days thereafter, 28% of all payments made to me will be withheld.

Signature:    Date:

TO BE COMPLETED BY ALL TENDERING SHAREHOLDERS
WHO ARE ELIGIBLE FOR AN EXEMPTION FROM ISRAELI WITHHOLDING TAX
(as described in Section 5 of the Offer to Purchase)

Declaration of Status for Israeli Income Tax Purposes

Pursuant to the Israeli Tax Ruling granted to Sun Pharmaceutical Industries Ltd. (“Sun”) and its affiliates regarding Israeli withholding tax requirements in connection with the tender offer to be made by Sun or one of its subsidiaries for Ordinary Shares of Taro Pharmaceutical Industries Ltd. (the “Company”), each such shareholder who is claiming non-Israeli residence status for purposes of the Israeli Income Tax Ordinance [New Version], 5721-1961 is required to complete and execute the declaration set forth below in order to enjoy certain exemptions from withholding tax requirements as described in the Israeli Tax Ruling.

I/We hereby declare that I/we am/are not a resident of Israel for the purpose of the Israeli Income Tax Ordinance.

Shareholder Information

Name	Passport No./ Corporation No.	Type of Shareholder/Beneficiary:

Legal Entity ☐ Individual ☐
Trust: Beneficiary ☐ Trustee ☐
Partnership all of whose members are non-Israeli residents ☐
Company all of whose members are non-Israeli residents ☐

1. In respect of an individual		2. In respect of a legal entity

Date of birth:		The country in which it was incorporated

Country of residence:

Country of citizenship:		The country in which control and management are conducted

Country issuing passport:

Passport valid until:

Permanent Address (country, town, street, house no. and apartment no.)

Mailing Address		Shareholder’s Telephone #

Telephone of Authorized Signatory

With regard to an individual:

I declare that I am not an Israeli resident because (please mark all applicable boxes):

☐    1.  The State of Israel is not my permanent place of residence.

☐ 2.	The State of Israel is neither my place of residence nor my family’s place of residence. I am the beneficial owner of the income.

☐ 3.	My ordinary or permanent place of activity is not in the State of Israel and I do not have a permanent establishment in the state of Israel.

☐ 4.	I do not engage in an occupation in the State of Israel.

☐ 5.	I do not own a business or part of a business in the State of Israel.

☐ 6.	This year I did not stay and I do not intend staying in the State of Israel for 183 days or more.

☐ 7.	This year I did not stay in Israel and I also do not intend staying in Israel for 30 days or more and my total stay in Israel this year and in the two preceding years will not reach 425 days.

☐ 8.	I am not insured with the National Insurance Institute in the State of Israel.

☐ 9.	I do not have an Israeli passport.*

☐ 10.	I do not have Israeli citizenship.*

* this does not exclude from being “non resident”

I declare that

☐ 11.	I purchased the shares of the Company after the date of the Company’s listing for trading in 1961.

☐ 12.	I hold the shares of the Company (mark X in the appropriate place)

☐  directly, as a Registered Holder

☐  through a Broker. If you marked this box, please state the name of your Broker:   .

With respect to a legal entity:

We declare that the entity is not an Israeli resident because (please mark all applicable boxes):

☐ 1.	It is not registered/incorporated with the Registrar of Companies in Israel.

☐ 2.	It is not registered with the Register of Amutot [non-profit organizations] in Israel.

☐ 3.	It is not registered with the Registrar of Partnerships in Israel.

☐ 4.	None of the partners in the partnership are Israeli residents.

☐ 5.	The control of the legal entity is not in Israel.

☐ 6.	The management of the legal entity is not in Israel.

☐ 7.	The legal entity does not have a permanent enterprise in Israel and the entity does not have a permanent establishment in the state of Israel.

☐ 8.	No Israeli resident holds, directly or indirectly via shares or through a trust or in any other manner or with another who is an Israeli resident, one or more of the means of control specified below at a rate exceeding 25%:

(a) the right to participate in profits;

          (b) the right to appoint a director;

(c) the right to vote;

(d) the right to share in the assets of the entity at the time of its liquidation;

(e) the right to direct the manner of exercising one of the rights specified above.

We declare that

☐ 9.	We purchased the shares of the Company after the date of the company’s listing for trading in 1961.

☐ 10.	We hold the shares of the Company (mark X in the appropriate place)

☐  directly, as a Registered Holder

☐  through a Broker. If you marked this box, please state the name of your Broker:   .

With respect to a trust:

I/We declare that the trust is not an Israeli resident because (please mark all applicable boxes):

☐ 1.	The trust is not registered in Israel.

☐ 2.	The creator of the trust is a non-resident of Israel.

☐ 3.	The beneficiaries are non-residents of Israel.

☐ 4.	The trustee is a non-resident of Israel.

Declaration

•	I/We hereby declare that the statements herein are full and correct and understand that Sun will rely on these statements in calculation of the tax liability.

•	I/We hereby declare that I/we have understood this form and I/we have completed it accurately and in accordance with the instructions.

•	I/We have given all the correct, full and complete information in this form.

•	I/We am/are aware that an omission or giving incorrect details in this form constitutes an offence under the Israeli Income Tax Ordinance.

Date	Shareholder Name	Name of Authorized Signatory

	Shareholder Signature	Signature of Authorized Signatory Company Stamp

Facsimiles of the Letter of Transmittal, properly completed and duly signed, will be accepted. The Letter of Transmittal and Share Certificates and any other required documents should be sent or delivered by each shareholder or such shareholder’s broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses or to the facsimile number set forth below.

The Depositary for the Offer is:

COMPUTERSHARE

By Mail:	By Facsimile Transmission:	By Overnight Courier:

Computershare	For Eligible Institutions Only:	Computershare
c/o Voluntary Corporate Actions	(617) 360-6810	c/o Voluntary Corporate Actions
P.O. Box 43011		250 Royall Street
Providence, RI 02940-3011	For Confirmation Only Telephone:	Canton, MA 02021
(781) 575-2332

Questions or requests for assistance may be directed to the Information Agent at its respective address and telephone numbers listed below. Additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent. A shareholder may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Offer.

The Information Agent for the Offer is:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885

Email: tenderoffer@mackenziepartners.com

The Dealer Manager for the Offer is:

Greenhill & Co., LLC
300 Park Avenue
New York, NY 10022

(888) 504-7336